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                                                                     EXHIBIT 4.5





                               SCHLOTZSKY'S INC.

                        Incentive Stock Option Agreement
                          [without Employee Covenants]


         This Agreement ("Agreement") is entered into as of ______________, 19__, between SCHLOTZSKY'S, INC., a Texas corporation (the "Company"), and _______________________ an employee of the Company (the "Employee").

                                R E C I T A L S:

         The Company desires to grant to the Employee an Option to purchase shares of its Common Stock, no par value (the "Shares") pursuant to the Company's 1993 Stock Option Plan (the "Plan"). The Company and the Employee understand and agree that any terms used herein have the same meanings as in the Plan.

         The parties agree as follows:

         1. Grant of Option. The Company hereby irrevocably grants to the Employee the right and option to purchase all or any part of an aggregate of ________ Shares on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Employee acknowledges receipt of a copy of the Plan.

         The Option granted hereunder is an Incentive Stock Option, as defined under the Plan and Section 422 of the Code.

         2. Purchase Price. The purchase price of the Shares covered by the Option shall be $ ______ per share.

         3. Exercise of Option. Subject to the other terms and conditions of this Agreement, the Option granted hereby shall vest and become exercisable only on and after the dates set forth below as to the number of shares set forth opposite such dates below:

             Vesting Dates                      Number of Shares Vested
             -------------                      -----------------------
             ________ 1997                            _____________

             ________ 1998                            _____________

             ________ 1999                            _____________

             ________ 2000                            _____________

             ________ 2001                            _____________


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         4.      Term of Option.  The Option shall terminate ten years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

         (a)     Voluntary Termination or Termination Without Cause.

         If the Employee ceases to be an employee of the Company or of an Affiliate (for any reason other than death or Disability or termination by the Employee for cause), the Option may be exercised within three (3) months after the date the Employee ceases to be an employee or, if earlier, the date upon which the Option terminates, as originally prescribed by this Agreement. In such event, the Option shall be exercisable only to the extent that the right to purchase shares under the Plan has vested and accrued and is in effect at the date of such cessation of employment.

         (b)     Termination for Cause.

         In the event the Employee's employment is terminated by the Company (or an Affiliate) for "cause" (as defined in the Plan), the Employee's right to exercise any unexercised portion of this Option shall cease immediately, and this Option shall thereupon terminate.

         (c)     Disability.

         In the event of the Disability of the Employee (as determined by the Administrator, as defined in the Plan), the Option shall be exercisable within one year after the date of such Disability or the date upon which the Option terminates as originally prescribed by this Agreement, whichever is earlier. In such event, the Option shall be exercisable to the extent that the right to purchase the Shares hereunder has accrued on the date the Employee becomes Disabled and is in effect as of such determination date.

         (d)     Death.

         In the event of the death of the Employee while an employee of the Company or of an Affiliate, the Option, to the extent exercisable but not exercised as of the date of death, may be exercised by the Employee's legal representatives or any person who acquired the Employee's rights to the Option by will or by the laws of descent and distribution. In such event, the Option must be exercised, if at all, within two years after the date of death of the Employee or, if earlier, the date upon which the Option terminates, as originally prescribed by this Agreement.

         5. Non-Assignability. The Option shall not be transferable by the Employee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Employee's lifetime, only by the Employee or his or her guardian or legal representative. The Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law of otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights




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granted hereunder contrary to the provisions of this paragraph 5, or the levy of any attachment or similar process upon the Option or such rights, shall be null and void.

         6. Exercise of Option and Issue of Shares. The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Company, together with the tender of the Option price. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain any representation required by paragraph 7 below and shall otherwise comply with the terms and conditions of this Agreement and the Plan. The Company shall pay all transfer or original issue taxes with respect to the issue of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection herewith. Except as specifically set forth herein, the holder acknowledges that any income or other taxes due form him or her with respect to this Option or the shares issuable pursuant to this Option shall be the responsibility of the holder and that the Company may, in accordance with the Internal Revenue Code, require the holder to pay additional withholding taxes in respect of the amount that is considered compensation includable in such holders' gross income. The holder of this Option shall have rights as a shareholder only with respect to any Shares covered by the Option after due exercise of the Option and tender of the full exercise price for the shares being purchased pursuant to such exercise. Further, Employee agrees to execute and become bound by the Shareholders Agreement attached hereto as Exhibit A upon the first exercise of all or part of the Option.

         7. Purchase for Investment. Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as amended, or any successor legislation (the "Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled.

         The person(s) who exercise the Option shall represent to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their option Shares issued pursuant to such exercise;

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN
             ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH





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             OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT
             THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR
             ANY RULE OR REGULATION PROMULGATED THEREUNDER."

         Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

         8. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by personal delivery or registered or certified mail, return receipt requested, addressed as follows:

                 To the Company:                SCHLOTZSKY'S, INC.
                                                200 West 4th Street
                                                Austin, Texas  78701
                                                Attn:  President

                 To the Employee, to the
                 address shown below,

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when given in accordance with these provisions.

         9. Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws, and not the laws of conflict, of the State of Texas.

         10. Benefit of Agreement; Employment At Will. This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators and successors of the parties hereto. Notwithstanding anything else contained herein or in the Plan, the Employee shall remain employed at will, with no contractual right to be retained in employment by or as a consultant to the Company or its subsidiaries for any period of time.

         EXECUTED on ____, 199_.

                                     SCHLOTZSKY'S, INC.

                                     By:
                                        -----------------------------------
                                        John C. Wooley, President




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                                     [EMPLOYEE]

                                     Address:


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